UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2009

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 11, 2009, Harvest Natural Resources, Inc. ("Harvest", the "Company", "we", "us" or "our") concluded that since October 1, 2007 it had, in the aggregate, understated its net income from unconsolidated equity affiliates and investment in equity affiliates. Harvest’s management discovered an error in the deferred tax adjustment to reconcile our share of Petrodelta S.A.’s ("Petrodelta") Net Income reported under International Financial Reporting Standards ("IFRS") to that required under accounting principles generally accepted in the United States of America ("GAAP") and recorded within our Net income from unconsolidated equity affiliates.

The adjustment to record our share of Petrodelta’s Net Income under GAAP should have been limited to deferred tax adjustments related to non-monetary temporary differences impacted by inflationary adjustments under Venezuela law. During the 2008 year end close process, we determined that restatements of our historical financial statements for the year ended December 31, 2007 and quarterly information for the quarters ended December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008 were necessary because since October 1, 2007 both monetary and non-monetary temporary differences recorded in Petrodelta’s IFRS financial statements had been adjusted in arriving at our GAAP consolidated financial statements rather than only the non-monetary temporary differences impacted by inflationary adjustments. Accordingly, we had understated our Net income from unconsolidated equity affiliates and Investment in equity affiliates.

In connection with the restatements discussed above, management, including our Chief Executive Officer and Chief Financial Officer, has assessed the impact of the restatements on the Company’s disclosure controls and procedures, including internal control over financial reporting as of December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008. Management has concluded that the Company did not maintain effective controls over the period-end financial reporting process. Specifically, effective controls did not exist to ensure that the deferred tax adjustments to reconcile net income reported by Petrodelta under IFRS to that required by GAAP were completely and accurately identified; therefore the necessary adjustments were not appropriately analyzed and recorded on a timely basis. Because of this material weakness, management, including our Chief Executive Officer and Chief Financial Officer, concluded that our disclosure control and procedures were not effective as of December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008.

Accordingly, at a meeting held on March 11, 2009, the Audit Committee of the Company’s Board of Directors concluded, after discussions and consultations with management and upon management’s recommendation, that the Company’s financial statements, assessment of the effectiveness of internal control over financial reporting and related audit reports thereon in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the interim financial statements in the Quarterly Reports on Form 10-Q for each of the first three quarters of 2008, and all earnings press releases and similar communications issued by the Company relating to such financial statements, in each case as filed or issued prior to March 11, 2009, should no longer be relied upon.

Compared to the results reflected in our financial statements as originally filed, the net effects of the restatements are as follows:

• For the year and quarter ending December 31, 2007, the net effect of the restatement is to increase our net income by $2.9 million, or $0.08 per share.
• For the quarter ended March 31, 2008, the net effect of the restatement is to increase our net income by $1.0 million, or $0.02 per share.
• For the quarter ended June 30, 2008, the net effect of the restatement is to decrease our net income by $1.5 million, or $0.04 per share.
• For the quarter ended September 30, 2008, the net effect of the restatement is to increase our net income by $0.6 million, or $0.01 per share.
• There was no impact on net cash used in operating activities in the consolidated statements of cash flows or the Company's period end cash balances.
To reflect these restatements, the Company will file with the Securities and Exchange Commission:

• Amendment No. 2 on Form 10 K/A to amend its Annual Report of Form 10-K for the year ended December 31, 2007;
• Amendment No. 1 on Form 10-Q/A to amend its Quarterly Report of Form 10-Q for the three months ended March 31, 2008;
• Amendment No. 1 on Form 10-Q/A to amend its Quarterly Report of Form 10-Q for the six months ended June 30, 2008; and
• Amendment No. 1 on Form 10-Q/A to amend its Quarterly Report of Form 10-Q for the nine months ended September 30, 2008.
The Company expects to file the above amendments as soon as practicable.
The Audit Committee and the Company’s management have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

March 13, 2009	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President & General Counsel